UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ONCONOVA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Onconova Therapeutics, Inc., a Delaware corporation (“Onconova” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of proxies by the Board of Directors for the Company’s Special Meeting of Stockholders adjourned to April 1, 2021 (the “Reconvened Special Meeting”). On January 13, 2021, Onconova filed a definitive proxy statement and a definitive form of proxy card with the SEC in connection with the Company’s Special Meeting of Stockholders held on March 4, 2021.

These definitive additional materials were first sent to stockholders on or about March 27, 2021.

Letter to Stockholders Issued on March 27, 2021

Attached hereto is a letter to the Company’s stockholders (the “Letter”) that the Company issued on March 27, 2021, recommending that the Company’s stockholders vote “for” each of the proposals to be voted on at the Reconvened Meeting.

The Company has indicated in the Letter that the proposals have received supportive recommendations from the proxy advisory firms, including ISS, Glass Lewis and Egan-Jones. The Company announced that if 70% of its stockholders participate by voting, the Company will make a donation to the American Cancer Society for $50,000. The Company explained in the Letter that the vote will influence the corporate health of the Company and permit important work to continue in cancer research. The Company thanked the stockholders for voting and for their interests in the programs at the Company.

ONCONOVA THERAPEUTICS

## Please Vote Your Onconova Shares Today:

## Voting Options

1. **E-mail: proxy@mackenziepartners.com or**
2. **Call toll-free at (800) 322-2885 or at 1-212-929-5500**
   **Monday – Friday 8 AM – 7 PM Eastern Time**
   **Saturday 10 AM – 4 PM Eastern Time**

Dear Fellow Onconova Stockholder:

**Voting is important**.

Onconova urges voting **FOR** the proposals today. The proposals have received supportive recommendations from the proxy advisory firms, including ISS, Glass Lewis and Egan-Jones. If 70% of our stockholders participate by voting, the Company will make a donation to the **American Cancer Society** for $50,000. The vote will influence the corporate health of your company and permit important work to continue in cancer research.

Thank you for voting and for your interest in the programs at Onconova.

For the Board of Directors,

Steven M. Fruchtman, M.D.
President and Chief Executive Officer

**PLEASE VOTE TODAY**
**by calling MacKenzie Partners Toll-Free**
**(800) 322-2885**

### Additional Information and Where to Find It

**INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANY WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.** Investors and security holders may obtain free copies of the proxy statement and other relevant materials filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by contacting MacKenzie Partners at the telephone numbers and email address noted above. In addition, investors and security holders may obtain free copies of the documents filed with the SEC on the Company's website at https://investor.onconova.com/financial-information/annual-reports.

375 Pheasant Run
Newtown, PA 18940
www.onconova.com
Phone: 267 759 3680
Fax: 267 759 3681